Exhibit 24
POWER OF ATTORNEY
     WHEREAS, the Board of Directors of USG Corporation (the “Corporation”) has approved the filing of a Registration Statement on Form S-8 relating to $30,000,000 of deferred compensation obligations in connection with the Corporation’s Deferred Compensation Plan (the “Registration Statement”);
     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints William C. Foote, Richard H. Fleming, D. Rick Lowes and Ellis A. Regenbogen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     This power of attorney has been signed the 14th day of February 2007 by the following persons:

/s/ Jose Armario	/s/ Valerie B. Jarrett

Jose Armario, Director	Valerie B. Jarrett, Director

/s/ Robert L. Barnett	/s/ Steven F. Leer

Robert L. Barnett, Director	Steven F. Leer, Director

/s/ Keith A. Brown	/s/ Marvin E. Lesser

Keith A. Brown, Director	Marvin E. Lesser, Director

/s/ James C. Cotting	/s/ John B. Schwemm

James C. Cotting, Director	John B. Schwemm, Director

/s/ Lawrence M. Crutcher	/s/ Judith A. Sprieser

Lawrence M. Crutcher, Director	Judith A. Sprieser, Director

/s/ W. Douglas Ford	/s/ William C. Foote

W. Douglas Ford, Director	William C. Foote, Chairman of the Board and
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ David W. Fox	/s/ D. Rick Lowes

David W. Fox, Director	D. Rick Lowes, Vice President and Controller
(Principal Accounting Officer)

/s/ Richard H. Fleming
Richard H. Fleming, Executive
Vice President and Chief
Financial Officer
(Principal Financial Officer)